UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 28, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(786) 425-3848
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Board of Directors of DOR BioPharma, Inc. (the “Company”) approved the issuance of 2,700,000 shares of the Company’s common stock to certain employees and a consultant. Such shares will be issued immediately prior to the completion of a transaction, or series or combination of related transactions, negotiated by the Company’s Board of Directors whereby, directly or indirectly, a majority of the Company’s capital stock or a majority of its assets is transferred from the Company and/or its stockholders to a third party (an “Acquisition Event”). Of the shares of common stock to be issued upon an Acquisition Event, 1,000,000 shares will be issued to Christopher J. Schaber, a director of the Company and its Chief Executive Officer and President; 750,000 shares will be issued to Evan Myrianthopoulos, a director of the Company and its Chief Financial Officer; and 300,000 shares will be issued to James Clavijo, the Company’s Controller, Treasurer, and Corporate Secretary.

The Company expects to enter into agreements with Mr. Schaber, Mr. Myrianthopoulos and Mr. Clavijo with regard to the arrangement described above. The Company expects that such agreements will include terms and conditions customary to agreements of such type.

                                                                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: March 7 2007